EXHIBIT 21 – SUBSIDIARY OF REGISTRANT
79

SUBSIDIARY OF REGISTRANT THE FIRST NATIONAL BANK OF LONG ISLAND 10 GLEN HEAD ROAD GLEN HEAD, NY 11545
80